                                   Exhibit 23

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-50447 and 333-54025 of Columbus Southern Power Company on Form S-3 of our reports dated February 22, 2000 (March 3, 2000 as to Note 6), appearing in and incorporated by reference in this Annual Report on Form 10-K of Columbus Southern Power Company for the year ended December 31, 1999.



Deloitte & Touche LLP
Columbus, Ohio
March 24, 2000